UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2018

SPANISH BROADCASTING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27823	13-3827791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7007 N.W. 77th Avenue, Miami, Florida	33166
(Address of principal executive offices)	(Zip Code)

(305) 441-6901

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement .

On April 10, 2018, Spanish Broadcasting System, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Albert Rodriguez, its Chief Operating Officer.

Under the Employment Agreement, Mr. Rodriguez shall continue to serve as Chief Operating Officer. The Employment Agreement is deemed to be effective as of February 21, 2018 and continues through February 20, 2023.

Under the Employment Agreement, Mr. Rodriguez is entitled to receive an annual base salary of $425,000.  Mr. Rodriguez can also earn an annual performance bonus of up to $350,000 based on the Company’s achieving a certain level of EBITDA (as defined in the Employment Agreement). The Employment Agreement also provides for a signing bonus equal to $25,000 payable upon execution of the Employment Agreement, which occurred approximately on April 10, 2018. Mr. Rodriguez is entitled to participate in all employee benefit plans and policies of the Company, including if eligible, health care coverage, vacation, sick leave and other benefits extended to executives of the Company. Mr. Rodriguez is entitled to an automobile allowance of $1,300 per month. Mr. Rodriguez is entitled to a Company issued cellphone to be utilized for business purposes or reimbursement from the Company for monthly usage charges of the cellphone utilized for business purposes.

Mr. Rodriguez’s employment under the Employment Agreement shall terminate: (a) for Cause (as defined in the Employment Agreement), (b) by reason of Mr. Rodriguez’s death, (c) for failure to render service and (d) without Cause. If Mr. Rodriguez’s employment is terminated by the Company without Cause or terminates following a Change of Control (as defined in the Employment Agreement), the Company will pay a severance allowance equal to one year of his base salary and all other benefits accrued through the date of termination. If Mr. Rodriguez’s employment is terminated by the Company other than without Cause, the Company will pay his accrued base salary and all other benefits accrued through the date of termination.

Under the terms of the Employment Agreement, Mr. Rodriguez has agreed not to disclose any confidential information concerning the Company’s business. In addition, Mr. Rodriguez has agreed not to solicit or to interfere with the Company’s relationship with any of the Company’s employees or independent contractors or to interfere with the Company’s relationship with any person or entity with which the Company had any contractual or business relationship until one year following termination of his employment.

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 3, 2018, the Company received a written notice (the “OTC Notice”) from OTC Markets Group Inc. (“OTC”) advising it that the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (the “Annual Report”) and the OTCQB Certification for the year ended December 31, 2017 (the “OTCQB Certification”) were due on April 2, 2018 but had not yet been provided to the OTC. On April 27, 2018, the Company received a second OTC Notice reiterating the same.  Under Section 2.2 of the OTCQB Standards, the Company has received a 45 day cure period, or until May 17, 2018 (the “Cure Date”), to file the Annual Report on EDGAR and post the OTCQB Certification through the OTC website.  If the Company does not take such steps by the Cure Date the Company’s Class A Common Stock that is currently listed on the OTCQB Venture Market will be downgraded to the OTC Pink market.

The Company currently intends to file its Annual Report and post the OTCQB Certification as soon as reasonably practicable and, in any case, prior to the Cure Date, to maintain its listing on the OTCQB Venture Market.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 1.01 above regarding the Employment Agreement is hereby incorporated by reference into this Item 5.02.

Item 8.01  Other Events.

After the close of business on April 27, 2018, the Company issued Notices of Ineffective Purported Purchase of Series B Preferred Stock (the “Notices”) to each of West Face Long Term Opportunities Global Master L.P., Stornaway Recovery Fund LP, Stonehill Master Fund Ltd. and Ravensource Fund, at their respective addresses in Canada, notifying these investors that their claimed ownership of the Company’s outstanding 10 ¾% Series B Cumulative Exchangeable Redeemable Preferred Stock (the “Series B Preferred Stock”) shall, after the date of these notices, be treated as void and non-existent since these investors attempted to acquire these shares in transactions that, if given effect, would violate the Company’s Third Amended and Restated Certificate of Incorporation (the “Charter”), or that were otherwise ineffective, pursuant to the terms of Article X of the Charter, unless and until these investors can demonstrate facts to the contrary supported by relevant documentation. The Notices stated that requests for information have previously been sent to these investors and their counsel and the Company has not received information from them that is fully responsive to these requests. The Notices stated that, instead, it has come to the Company’s attention that there is evidence that their attempted purchase of shares of the Series B Preferred Stock were ineffective and, therefore, void as mentioned above.

The Notices also stated that the Charter has been publicly available, and notice of this issue has been publicly disclosed many times, including as set forth in the Notice to Holders of the Company’s Series B Preferred Stock dated November 28, 2017, the Company’s Current Report on Form 8-K of the same date, a second Notice to Holders of the Company’s Series B Preferred Stock dated January 9, 2018, the Company’s press release dated March 26, 2018 and the Company’s Current Report on Form 8-K dated March 26, 2018. The Notices concluded by stating that, absent hearing from these investors, or their counsel, demonstrating to the Company facts to support a contrary position, these investors will not be recognized as valid holders of the Series B Preferred Stock and it urged these investors to refrain from representing otherwise or attempting to trade these shares.

The Company plans to distribute these Notices to Broadridge Financial Solutions, Inc., its transfer agent, for distribution to brokers to send it to their customers who are beneficial owners of the Series B Preferred Stock and to The Depository Trust Company for distribution to its participants to send it to beneficial owners of the Series B Preferred Stock.

The Notices are attached as Exhibits 99.1, 99.2, 99.3 and 99.4 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit are filed with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Notice of Ineffective Purported Purchase of Series B Preferred Stock to Stonehill Master Fund Ltd., dated April 27, 2018
99.2	Notice of Ineffective Purported Purchase of Series B Preferred Stock to Stornaway Recovery Fund LP, dated April 27, 2018
99.3	Notice of Ineffective Purported Purchase of Series B Preferred Stock to West Face Long Term Opportunities Global Master L.P., dated April 27, 2018.
99.4	Notice of Ineffective Purported Purchase of Series B Preferred Stock to Ravensource Fund, dated April 27, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANISH BROADCASTING SYSTEM, INC. (Registrant)

April 30, 2018	By:	/s/ Joseph A. García
Joseph A. García
Chief Financial Officer, Chief Administrative Officer, Senior Executive Vice President and Secretary